UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Accolade, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11.

This Schedule 14A filing consists of the following communications relating to the proposed acquisition of Accolade, Inc., a Delaware corporation (the “Company”) by Transcarent, Inc., a Delaware corporation (“Parent”), pursuant to the terms of an Agreement and Plan of Merger, dated January 8, 2025, by and among the Company, Parent and Acorn Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent. The communications below were first used or made available on January 17, 2025.

Video Transcript between Glen Tullman, Transcarent CEO, and Rajeev Singh, Accolade CEO

Glen Tullman:

Hello everyone, I’m Glen Tullman, chief executive officer of Transcarent, and I’m here today with Raj Singh, who’s the chief executive officer of Accolade. We’re here to talk about how we’re going to transform healthcare by bringing together two great companies, Accolade and Transcarent. I thought maybe I’d start in terms of talking about that by talking a little bit about the vision and mission of Transcarent.

Our vision at Transparent is really about all of your health and care in one place, and our mission is to make it easy for people to access high quality, affordable health and care. That’s not too dissimilar from your vision at Accolade, which is talking about how people deserve extraordinary health and care.

And so that’s really what we’re here to talk about today and it’s one of the reasons why I’m excited about bringing these companies together. Raj, I thought maybe we should ask why you’re excited about bringing these companies together?

Rajeev Singh:

Well, first of all, I appreciate the chance to be here today and I’m excited for 100 reasons. I think many of you have heard some of those reasons. To the opportunity to bring these two businesses together fits perfectly from a product strategy perspective, where we’re totally complementary. There’s very little overlap between the product strategies and there’s massive opportunity to improve our customers’ and our members’ lives.

Second, and this is not in order, is exactly what Glenn talked about, the idea that it was always important to me that if we were going to ever come together with another company that we were going to find a company that shared our culture, that shared our values, that shared the belief that we weren’t just here to nibble around the edges of changing healthcare. We were here to fix it. We never talked about change. We talked about fixing it. We wanted to really make it better.

And I think what we have here between our two countries is an opportunity to actually do that. And Glen, I think a part of the reason I can be so excited about it is I know so much about Transcarent and what your vision for Transcarent is, in part because I’ve known you - I think I’ve known you for 8 or 9 years now.

If the folks at Accolade are wondering what are the few things about Transcarent that you want to make sure they know about, what would you say?

Glen Tullman:

Well, I think I’d start first with members. We have a hierarchy.  We always put members first. In fact, we capitalize members just to remind people how important they are to us.

We start with members, and then after that is our clients, and then our own team and valuing our own people. Then the communities that we work in and last, but not least, our investors. Not to put them last, but if you get the rest of it right then your investors are always taken care of.

So members first is a core to what we believe and then second, it’s about our own people and about maximizing them and making sure we treat our people right and develop our people. And that’s really core to what we think about from a cultural standpoint.

And the second piece is making a difference. Look, we all work really hard and we have a lot of smart people, but the question is to what goal?  And so making a difference on something that really matters, that you can be really proud of, is what’s important to us. And you know we make a lot of mistakes, but what I always tell people is no one cares more or will work harder to fix those mistakes than our people and I think that’s the same thing that I’ve seen with you.

You’re invested personally in your clients in the same way I am, in the same way our teams are, and that’s what makes a difference.  We’re doing something in the most important industry in the world. It’s health and care, and I divide those two because keeping people healthy, and then taking care of them when they’re not, are really two separate things that I think we can bring together by working together.

But let me turn the tables and ask you if there were one or two things that you had to tell the people at Transcarent that made your culture unique and made Accolade unique, what would it be?

Rajeev Singh:

It’s a great question because I think it starts in the same place you started.  I think it starts with our mission. That mission is every person living their healthiest life, acknowledging that every person is on a different component of their healthcare journey, but wherever they are, they deserve the best healthcare in the world, and they deserve a team fighting for them to get that opportunity, and that’s what we wake up every morning working on.
We fundamentally believed healthcare needs transformation that is like what Apple does for personal electronics, what Chick fil A does for chicken sandwiches, if you can imagine. Those are the things where there is a religious experience that people have with great brands, and because those great brands keep their promises relentlessly. And that’s what we desire to build at Accolade, and we’ve built our culture around that.

Glen, I think I’ve showed you the culture book that we’ve built and I’m really proud.

Glen Tullman:

Impressive. I loved it.

Rajeev Singh:

It speaks to who we are and the fact that everything underpinning the extraordinary effort we put in every day is behind a heartfelt desire to improve health care in the country.

So before I let us go, I know we’re running out of time, I thought I’d get a couple of other questions that we could have a little fun. You’ve been known to make some provocative statements, Mr. Tullman, amongst them you recently made a statement about the death of telehealth.

Glen Tullman:

Did I say that?

Rajeev Singh:

I don’t know.  I’ve read somewhere, but I would love for you to talk to the team about what you see is the future of telehealth and how all of this works together.

Glen Tullman:

Well, let me start off by saying that that I think sometimes when you’re transforming an industry, which is what we both want to do, you have to be a little provocative.  You have to catch people’s attention, capture their imagination.

When I think about the future that we’re creating together, that I want to have us create together, I think about a few things. In response to telehealth in particular, I think people want choice.  Sometimes people want a quick answer in 60 seconds.  I’ve got something,  that’s really critical.  I can’t wait.

My youngest son has type 1 diabetes. At times when things are going on with him, we’re either off to the ER or we need an answer, and so giving someone a quick answer is really important.  You can do that over chat in 60 seconds.

A lot of time you want a face-to-face interaction, so you want a video interaction and then that’s great.  There are other times when you want to actually go see someone and they have to put hands on, right?

So my vision is to give people a choice. What do you need at the time? And there’s no one better than our members, our collective members in the future, making a choice of what fits for them the best.

Now separately, there are the other services that will fit together so well.  Let’s take second opinions. You know, most people won’t go to a restaurant without getting a second opinion, and yet they have surgery without getting a second opinion. So the fact that you are a leader in that space is critical to what we want to do in our future vision of quality health care.

Which is what you talk about as extraordinary. I love that and you’ll see it all of a sudden appear right in our stuff because that’s what we want. Members deserve extraordinary care so that’s the second piece. If you think about these together you need advocacy. Somebody’s got to stand up for people.  Somebody’s got to help navigate them through the process. Can they do it on their own?  Great. If they can, they can use AI and electronic tools.  Can they do it with somebody? That’s important too, but let’s put them in charge of their care.

That’s really my vision. Putting people in charge of their care, giving them the right options and empowering our physicians. You have affiliated physicians. We do too, but what we want to do is not have them do administrative work. We want to actually give them the tools to make them more efficient because these are the smartest people around. They went to school for a long time so they could diagnose and so they could provide care, not so they could do billing and not so they could do all the administrative stuff. Let’s take that away and let’s empower them and let’s put people back in charge of their care. That’s my vision.

Rajeev Singh:

I love it. I love it and hopefully as the team’s listening in you can see the complementary nature of what the companies are capable of doing.  But before we go, we’ve got to do one more thing. We’ve talked about Transcarent, we’ve talked about Accolade. The team obviously knows me pretty well, I’ve been around for 9 years. Tell them about you, Glen.

Glen Tullman:

Let’s see. Well, first and foremost, I’m a social anthropologist by training, done a lot of crazy things. I lived with the Amish people for a year. So for those of you who saw the movie Witness, that was me, except I didn’t shoot anybody like Harrison Ford did. I’m a magician, a very amateur magician. And my biggest accomplishment is I have three grown kids, who still apparently like me or tolerate me, one or the other.

So that’s important. The other piece of life for me is really doing something that matters. And that revolves primarily around doing things I love which is health care and transforming healthcare, building companies, helping people grow and realize their potential. And then to relax I do a lot of sports. I run, I bike, I’m not a very good swimmer, but that’s required for some of the things I do. That’s who I am. And I drive a Volt which I love and now I’ve upgraded it to a Bolt so that’s me. That’s who I am.

So that said, I know we’re running out of time. We could talk for a long time, but I’m really excited to get to know the Accolade team and you will all have an opportunity to meet me.  I hope, even in these times where we’re both companies that are spread all around the country, that’s our company, that’s who we will be together, but I’m really excited to get to know all of you so thank you and look forward to building this great company together.

Rajeev Singh:

Thanks everybody.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Accolade, Inc. (the “Company”) by Transcarent, Inc. (“Parent”) pursuant to the Agreement and Plan of Merger, dated as of January 8, 2025, by and among the Company, Parent and Acorn Merger Sub, Inc. The Company intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to a special meeting of stockholders to be held in connection with the proposed transaction. After filing the definitive proxy statement (the “Proxy Statement”) with the SEC, the Company will mail the Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting to consider the proposed transaction. The Proxy Statement will contain important information about the proposed transaction and related matters.  Before making any voting or investment decision, investors and security holders of the Company are urged to carefully read the entire Proxy Statement (including any amendments or supplements thereto) and any other documents relating the proposed transaction that the Company will file with the SEC or incorporated by reference when they become available because such documents will contain important information regarding the proposed transaction.

Investors and security holders of the Company may obtain a free copy of the preliminary and definitive versions of the proxy statement once filed, as well as other relevant filings containing information about the Company and the proposed transaction, including materials that are incorporated by reference into the Proxy Statement, without charge, at the SEC’s website (http://www.sec.gov) or from the Company by going to the Company’s Investor Relations page on its website (https://ir.accolade.com/) and clicking on the link titled “SEC Filings”.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s annual report on Form 10-K filed with the SEC on April 26, 2024, and the Company’s proxy statement on Schedule 14A filed with the SEC on June 21, 2024 (the “Annual Meeting Proxy Statement”).  Please refer to the sections captioned “Security Ownership of Certain Beneficial Owners and Management,” “Director Compensation,” and “Executive Compensation” in the Annual Meeting Proxy Statement. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the Annual Meeting Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, will be contained in the Proxy Statement.  Copies of these documents may be obtained, free of charge, from the SEC or the Company as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “intend,” “maintain,” “might,” “likely,” “potential,” “predict,” “target,” “should,” “would,” “could” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the proposed transaction with Parent. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Company management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction, result in the imposition of conditions that could reduce the anticipated benefits of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that the Company’s stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to the anticipated benefits of the proposed transaction or other commercial opportunities not being fully realized or taking longer to realize than expected; the competitive ability and position of the combined company; risks related to uncertainty surrounding the proposed transaction and disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of the Company; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that either business may be adversely affected by other economic, business and/or competitive factors; the risk that restrictions during the pendency of the proposed transaction may impact either company’s ability to pursue certain business opportunities or strategic transactions; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally; and risk related to general market, political, economic and business conditions.

Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Company’s Annual Report on Form 10‑K for the fiscal year ended February 29, 2024, Quarterly Reports on Form 10‑Q, Current Reports on Form 8‑K, the Proxy Statement and other filings made by the Company from time to time with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of the Company’s website (https://ir.accolade.com/) or on the SEC’s website (https://www.sec.gov). If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

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